As filed with the Securities and Exchange Commission on April 11, 2006

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2006

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

3120 Scott Boulevard, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 5, 2006, the Board of Directors of DSP Group, Inc. (the “Company”) granted stock appreciate rights (“SARs”) pursuant to the Company’s 2003 Israeli Share Incentive Plan (the “2003 Plan”) to each of the named executive officers in the following amounts:

Named Executive Officers	Position	SAR Grant – Number of Shares of Common Stock	Vesting Schedule
Eliyahu Ayalon	Chairman of the Board of Directors and Chief Executive Officer	80,000	25% vests immediately and 25% vests each year thereafter

Tal Simchony	President	150,000	25% vests on first anniversary of grant date and 6.25% vests each quarter thereafter

Boaz Edan	Chief Operating Officer	60,000	25% vests on first anniversary of grant date and 6.25% vests each quarter thereafter

Moshe Zelnik	Chief Financial Officer and Secretary	20,000	25% vests on first anniversary of grant date and 6.25% vests each quarter thereafter

Eli Fogel	Senior Vice President and Chief Technology Officer	40,000	25% vests on first anniversary of grant date and 6.25% vests each quarter thereafter

The 2003 Plan, amended and restated to provide for the grant of SARs, is attached hereto as Exhibit 99.1. The form of Stock Appreciation Right Agreement for executive officers pursuant to the 2003 Plan is attached hereto as Exhibit 99.2.

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ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

d. Exhibits

Exhibit No.	Description
99.1	Amended and Restated 2003 Israeli Share Incentive Plan

99.2	Form of Stock Appreciation Right Agreement for Executive Officers pursuant to the Amended and Restated 2003 Israeli Share Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: April 11, 2006	By:	/s/ Moshe Zelnik
Moshe Zelnik
Chief Financial Officer
and Secretary

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